EXHIBIT 21



      STRUCTURAL DYNAMICS RESEARCH CORPORATION AND SUBSIDIARIES
                   SUBSIDIARIES OF THE REGISTRANT



                                             State or Other
                                             Jurisdiction
Name                                         of Incorporation

SDRC Operations, Inc.                        Ohio
SDRC Systems, Inc.                           Ohio
SDRC U.K. Limited                            United Kingdom
SDRC Italia, Srl.                            Italy
SDRC Korea Limited                           South Korea
SDRC Svenska AB                              Sweden
SDRC Singapore Pte. Ltd.                     Singapore
SDRC Nederland B.V.                          Netherlands
SDRC AG                                      Switzerland
SDRC Belgium N.V./S.A.                       Belgium
SDRC France S.A.                             France
SDRC Espaua, S.A.                            Spain
SDRC Japan K.K.                              Japan
SDRC Software and Services, GmbH             Germany


Note: All of the above corporations are wholly-owned subsidiaries of the Registrant except SDRC U.K. Limited, which is .1% owned by the Registrant and 99.9% owned by SDRC Operations, Inc., SDRC France S.A., which is a majority owned subsidiary of SDRC Operations, Inc., SDRC Japan K.K. which is a wholly-owned subsidiary of SDRC Operations, Inc. and SDRC AG which is a wholly-owned subsidiary of SDRC Software and Services GmbH.